MEDCARE TECHNOLOGIES, INC.
                         Suite 216 - 1628 West 1st Ave.
                              Vancouver, BC V6J 1G1

                             Telephone: 604-659-5006



                                                                  May 30th, 2001


Dear Stockholders:

You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Medcare Technologies, Inc. The meeting will be held at 1:00 p.m., local time, on July 12th, 2001 at Suite 216, 1628 West 1st Ave., Vancouver, BC, V6J 1G1. Enclosed are the official notice of this meeting, a proxy statement and a form of proxy.

At this meeting you will be asked to elect directors to serve until the next annual meeting, ratify the selection of the Company's independent auditors for 2001 and to vote on the Company's 2001 Stock Option Plan.

Please note that attendance at the Annual Meeting will be limited to stockholders of record at the close of business on May 30th, 2001, and to guests of the Company. If your shares are registered in your name and you plan to attend the Annual Meeting, please bring the enclosed ballot with you to the meeting. If your shares are held by a broker, bank or other nominee and you plan to attend the meeting, please contact the person responsible for your account regarding your intention to attend the meeting so they will know how you intend to vote your shares at that time. Stockholders who do not expect to attend the Annual Meeting in person may submit their ballot to the Management of the Company at Suite 216, 1628 West 1st Ave., Vancouver, BC, V6J 1G1.


BY ORDER OF THE BOARD OF DIRECTORS



Ray Krauss
President & Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
            OF MEDCARE TECHNOLOGIES, INC. TO BE HELD JULY 12th, 2001

To the Stockholders of Medcare Technologies, Inc.:

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of Medcare Technologies, Inc., a Delaware corporation (the "Company"), will be held at Suite 216, 1628 West 1st Ave, Vancouver, BC, on the 12th day of July, 2001, at 1:00 p.m. (local time) for the following purposes:

     1. To elect 3 directors to the Board of Directors to serve until the next Annual Meeting of stockholders or until their respective successors are duly elected and have qualified;

     2. To ratify the appointment of Clancy and Co., P.L.L.C. as the Company's independent auditor for the fiscal year ending December 31st, 2001;

     3. To consider and vote upon a proposal to adopt the Company's 2001 Stock Option Plan and the reservation of 10,000,000 shares of Common Stock for issuance thereunder;

     4. To transact any and all other business that may properly come before the Annual Meeting or any adjournment(s) thereof.


     Pursuant to the Company's Bylaws (the "Bylaws"), the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at such meeting or any adjournment(s) thereof shall be the close of business on May 30th, 2001. Only holders of record of the Company's Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy. The stock transfer books will not be closed. A copy of the Company's 2000 Annual Report to Stockholders, in the form of the 10-KSB filed with the Securities and Exchange Commission, which includes audited financial statements, has previously been provided to the Company's stockholders. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for ten
(10) days prior to the Annual Meeting.

     You are cordially invited to attend the Annual Meeting; whether or not you expect to attend the meeting in person, however, you are urged to mark, sign, date, and mail or telefax the enclosed form of proxy promptly so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the meeting. Your proxy will be returned to you if you should be present at the Annual Meeting and should request its return in the manner provided for revocation of proxies on the initial page of the enclosed proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS



Ray Krauss
President & Chief Executive Officer
Vancouver, BC,  May 30th, 2001

                           MEDCARE TECHNOLOGIES, INC.
                         Suite 216 - 1628 West 1st Ave.
                              Vancouver, BC V6J 1G1


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                                      TO BE HELD JULY 12th, 2001


                    SOLICITATION AND REVOCABILITY OF PROXIES

     The accompanying proxy is solicited by the Board of Directors on behalf of Medcare Technologies, Inc., a Delaware corporation (the "Company"), to be voted at the 2001 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on July 12th, 2001 at the time and place and for the purposes set forth in the accompanying Notice of Annual Stockholders (the "Notice") and at any adjournment(s) thereof. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon; if no direction is indicated, such shares will be voted FOR the election of the nominees listed thereon, FOR the ratification of the independent auditor, FOR the adoption of the Company's 2001 Stock Plan and in their discretion with respect to any other matters that may properly come before the stockholders at the Annual Meeting.

     The executive offices of the Company are located at, and the mailing address of the Company is, Suite 216, 1628 West 1st Ave., Vancouver, BC, V6J 1G1.

     Management does not anticipate that any matters will be presented at the Annual Meeting other than matters set forth in the Notice.

     This proxy statement (the "Proxy Statement") and accompanying proxy are being mailed on or about May 31st, 2001. The Company's Annual Report on Form 10-KSB (the "2000 Annual Report"), which serves as the Annual Report to Stockholders, covering the Company's fiscal year ended December 31, 2000, has previously been provided to the Company's stockholders.

     Any stockholder of the Company giving a proxy has the right to revoke their proxy at any time prior to the voting thereof by voting in person at the Annual Meeting, by delivering a duly executed proxy bearing a later date or by giving written notice of revocation to the Company addressed to Ray Krauss, President, Suite 216, 1628 West 1st Ave., Vancouver, BC, V6J 1G1; no such written notice shall be effective, however, until such notice of revocation has been received by the Company at or prior to the Annual Meeting.

     In addition to the solicitation of proxies by use of the mail, officers and regular employees of the Company may solicit the return of proxies, either by mail, telephone, telefax, telegraph or through personal contact. Such officers and employees will not be additionally compensated but will be reimbursed for out- of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries will, in connection with shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), registered in their names, be requested to forward solicitation material to the beneficial owners of such shares of Common Stock.

     The cost of preparing, printing, assembling, and mailing the 2000 Annual Report, the Notice, this Proxy Statement, and the enclosed form of proxy, as well as the cost of forwarding solicitation materials to the beneficial owners of shares of Common Stock and other costs of solicitation, are to be borne by the Company.

                               QUORUM AND VOTING

     The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on May 30th, 2001 (the "Record Date"). On the Record Date, there were 15,364,566 shares of Common Stock issued and outstanding.

     Each share of Common Stock is entitled to one vote on all matters to be acted upon at the Annual Meeting, and neither the Company's Certificate of Incorporation (the "Certificate of Incorporation") nor its Bylaws allow for cumulative voting rights. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented. Assuming the presence of a quorum, the affirmative vote of a plurality of votes cast is required for the election of each of the nominees for director. A majority of the votes represented and entitled to vote at the Annual Meeting will be required for the approval of all other matters to be voted upon. Abstentions and broker non-votes will each be counted towards the presence of a quorum, but (i) will not be counted as votes cast and, accordingly, will have no effect on the plurality vote required for the election of directors, and (ii) will be counted as votes represented at the Annual Meeting and, accordingly, will have the effect of a vote "against" all other matters to be acted upon.

     Proxies in the accompanying form which are properly executed and returned to the Company will be voted at the Annual Meeting in accordance with the instructions contained in such proxies and, at the discretion of the proxy holders, on such other matters as may properly come before the meeting. Where no such instructions are given, the shares will be voted for the election of each of the nominees for director and the ratification of Clancy and Co P.L.L.C. as the independent auditor.

     A stockholder that intends to present a proposal at the 2002 Annual Meeting of Stockholders for inclusion in the Company's proxy statement and form of proxy relating to such meeting must submit such proposal by January 31, 2002. The proposal must be mailed to the Company's offices at Suite 216, 1628 West 1st Ave., Vancouver, BC, V6J 1G1.

                                     SUMMARY

     MedCare Technologies, Inc. ("MedCare Technologies", "MedCare" or the "Company") is a healthcare technology service company that focuses on under-served, high- growth markets. We were incorporated in the state of Utah in 1986 and changed its domicile to Delaware in 1996 through a migratory merger.

     In 1995, we acquired the MedCare Program ("Program"), a proprietary product made up of equipment, software and services developed to provide non-pharmaceutical, non-invasive treatment to individuals suffering from urinary incontinence and other pelvic disorders. In 1996, we began to offer the Program to doctors and in 1998 the Program was launched nationally. We did not generate any revenues until 1997. During 1998, our sole business was the offering of the MedCare Program. In March, 2001, due to the lack of significant revenues and high operating costs, we terminated substantially all of its MedCare Program sites. We are searching for potential joint venture partners in order to further market the MedCare Program, as well as seek out additional revenue streams from our intellectual property base.

     In October 1999, MedCare Technologies, Inc. launched a new, business-to-business web site, RxSheets.com (www.rxsheets.com), which was directed exclusively at the physician and pharmaceutical marketplace. The Company changed the name of its wholly-owned subsidiary from Medcareonline.com to RxSheets.com, Inc. On November 10, 2000 the Company sold all assets relating to its RxSheets.com subsidiary to WGC Enterprises, an investment group, for a nominal sum. The sale agreement called for WGC Enterprises to establish a new entity, to issue ten percent of the issued and outstanding stock of this new entity to MedCare Technologies, allow MedCare to share in the future revenues of the new entity and for WGC to raise capital for this new entity in order to fund the ongoing operations. WGC Enterprises was unable to raise capital and MedCare, due to substantial costs and minimal revenue potential, declined to exercise its option to repurchase the assets of RxSheets.

     The Company's 2000 Annual Report provides a review of our operations during the past year.

     The following is a brief summary of certain information contained elsewhere in this Proxy Statement. This summary is not intended to be complete and is qualified in all respects by reference to the detailed information appearing elsewhere in this Proxy Statement and the exhibit hereto.


The Meeting

Date, Time and Place of the Annual Meeting

     The Annual Meeting of Medcare Technologies, Inc. is scheduled to be held on July 12th, 2001, at 1:00 p.m. (local time) at Suite 216, 1628 West 1st Ave., Vancouver, BC, V6J 1G1.


Record Date

     Only holders of record of shares of Common Stock at the close of business on May 30th, 2001 are entitled to receive notice of and to vote at the Annual Meeting.

Vote Required

     Assuming the presence of a quorum, the affirmative vote of a plurality of votes cast is required for the election of each of the nominees for director. A majority of the votes cast with a quorum present at the Annual Meeting will be required for the approval of all other matters to be voted upon.

Accountants

     Clancy and Co. P.L.L.C. has been selected by the Company to act as its independent auditor for 2001. It is not expected that the representatives of Clancy and Co. P.L.L.C. will attend the Annual Meeting or be available to answer questions from the stockholders.


Recommendations

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR ("PROPOSAL 1"), VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF CLANCY AND CO PLLC AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001 ("PROPOSAL 2") AND APPROVE THE COMPANY'S 2001 STOCK OPTION PLAN ("PROPOSAL 3").

                                 PROPOSAL NO. 1:
                            ELECTION OF BOARD MEMBERS

Nominees

     The Company's Board of Directors is currently comprised of three directors. Each of the nominees is presently a director of the Company. If so directed in the enclosed proxy, the persons named in such proxy will vote the shares represented by such proxy for the election of the following named nominees for the office of director of the Company, to hold office until next annual meeting of the stockholders or until their respective successors shall have been duly elected and shall have qualified.

Information Concerning Nominees


Name                       Age     Position                            Director/Officer Since
----                       ---     --------                            ----------------------
Ray Krauss                 38      President, CEO & Chairman           November 2000
Harmel S. Rayat            39      Director & Chairman                 December 2000
Harvinder Dhaliwal         40      Treasurer, Secretary & Director     March 2001


     The Board of Directors does not contemplate that any of the above-named nominees for director will refuse or be unable to accept election as a director of the Company, or be unable to serve as a director of the Company. Should any of them become unavailable for nomination or election or refuse to be nominated or to accept election as a director of the Company, then the persons named in the enclosed form of proxy intend to vote the shares represented in such proxy for the election of such other person or persons as may be nominated or designated by the Board of Directors. No nominee is related by blood, marriage, or adoption to another nominee or to any executive officer of the Company or its subsidiaries or affiliates.

     Assuming the presence of a quorum, each of the nominees for director of the Company requires for his election the approval of a plurality of the votes cast by the shares of Common Stock entitled to vote at the Annual Meeting.

     The Board of Directors regard all of the individuals being nominated to the Board as extremely competent professionals with many years of experience in different fields of endeavor, including sales and marketing, computer software, internet, urology, teaching, and corporate finance and development. The Board feels that this collective base of experience and knowledge is crucial in the overall development of the Company's business.

Information Concerning Current Officers and Directors

     The following narrative describes the positions held by the Company's current officers and directors. During 2001, the Board met once and each board member attended at least 75% of the board and committee meetings that were held while they were in office.

RAY KRAUSS (Age 40) President and Chief Executive Officer. Mr. Krauss joined MedCare Technologies as National Sales Manager in 1998 and promoted to Director of Sales. In February 2000, Mr. Krauss became the Company's Vice President of Business Development and was appointed to the Company's Board of Directors as a Director and the Company's President and Chief Executive Officer in November 2000. Mr. Krauss has over 14 years of sales and management experience in the healthcare industry.

HARVINDER DHALIWAL (Age 40) Secretary, Treasurer, Director. Since 1985, Mr. Dhaliwal has been the President and Chief Executive Officer of Vancouver Sight & Sound Ltd., a privately held company engaged in the retail sales of audio and video products. Mr. Dhaliwal has served as a Director and as the Company's Secretary and Treasurer since March 1, 2001.

HARMEL S. RAYAT (Age 39). Chairman, Director. Mr. Rayat has been in the venture capital industry since 1981 and since January 1993 has been the president of Hartford Capital Corporation, a company that provides financial consulting services to emerging growth corporations. Mr. Rayat is also a Director of EquityAlert.com, Inc., Entheos Technologies, Inc. and Zeta Corporation. Mr. Rayat has served as a Director of the Company since December 4, 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("the Commission"). Directors, officers and greater than 10 percent beneficial owners are required by applicable regulations to furnish the Company with copies of all forms they file with the Commission pursuant to
Section 16(a). The Company is not aware of any beneficial owner of more than 10 percent of its registered Common Stock for purposes of Section 16(a).


     Based solely upon a review of the copies of the forms furnished to the Company, the Company believes that during fiscal 2000 all filing requirements applicable to its directors and executive officers were satisfied.


Director Compensation

     The Company's employees receive no extra pay for serving as directors. Non-employee directors are reimbursed for any out-of-pocket meeting expenses and are compensated with stock options.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

                                 PROPOSAL NO. 2:


         THE RATIFICATION OF THE APPOINTMENT OF CLANCY AND CO. P.L.L.C.
                      AS THE COMPANY'S INDEPENDENT AUDITOR


     The Board of Directors has appointed Clancy and Co. P.L.L.C. as independent auditors for the Company for the fiscal year ending December 31, 2001. Stockholders are being asked to ratify this selection at the Annual Meeting.

     It is not expected that the representatives of Clancy and Co. P.L.L.C will attend the Annual Meeting.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF CLANCY AND CO. P.L.L.C. AS THE COMPANY'S INDEPENDENT AUDITOR.

                                 PROPOSAL NO. 3:


              THE ADOPTION OF THE COMPANY'S 2001 STOCK OPTION PLAN
      AND RESERVE 10,000,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER


The Board of Directors views the issuance of stock options to directors, consultants and employees as necessary in order to attract and maintain the services of individuals essential to the Company's long-term success. The purpose of the Plan is to encourage and enable the officers, employees, directors, consultants and advisors of the Company and its affiliates, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company. A copy of the Company's 2001 Stock Option Plan (the "Plan") is included with this Proxy Statement as Exhibit A.

The Plan will be administered by the Board of Directors and is designed to provide the Board of Directors with flexibility in the type of compensation awards that can be issued. The Plan allows for the Board of Directors to issue stock options, restricted share awards, performance share awards and share appreciation rights, to select the persons to whom awards may be granted, to determine the terms of each award, to interpret the provisions of the Plan and to make all other determinations necessary or advisable for the administration of the Plan. Please refer to Exhibit A for additional details.

The reservation of 10,000,000 shares for issuance under the plan is expected to provide the Board of Directors with enough shares to adequately administer the Plan for a number of years. By issuing a large enough number of shares to extend over several years, the Company will save time and money by not having to go through the process of creating a new plan every year. The benefits or amounts, if any, that will be received by the executives and directors under this Plan have not been determined at this time.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE COMPANY'S 2001 STOCK OPTION PLAN AND RESERVATION OF 10,000,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

           Security Ownership of Management and Principal Stockholders

     The following table sets forth, as of April 20th, 2001, the beneficial ownership of the Company's Common Stock by each nominee, director and executive officer of the Company, each person known by the Company to beneficially own more than 5% of the Company's Common Stock outstanding as of such date and the executive officers and directors of the Company as a group.


                                                            Number of Shares
Person or Group                                             of Common Stock                    Percent
---------------                                             ---------------                    -------
Harmel S. Rayat (1)................................         5,830,800                          37.9%
216-1628 West First Avenue
Vancouver, B.C.  V6J 1G1 Canada

Ray Krauss (2)........................................         90,000                             .6%
216-1628 West First Avenue
Vancouver, B.C.  V6J 1G1 Canada

Harvinder Dhaliwal...................................               0                              0%
216-1628 West First Avenue
Vancouver, B.C.  V6J 1G1 Canada

Directors and Executive Officers...................         5,920,800                           38.5%
as a group (3 persons)


(1)  Includes  30,300  shares  held  by  Tajinder  Chohan,   Mr.  Rayat's  wife.
Additionally, other members of Mr. Rayat's family hold 500 shares. Mr. Rayat disclaims beneficial ownership of the shares beneficially owned by his wife and other family members.

(2) Includes 90,000 shares which may be acquired pursuant to options granted and exercisable under the Company's stock option plans.


Voting Intentions of Certain Beneficial Owners and Management

     The Company's directors and officers have advised that they will vote the 5,920,800 shares owned or controlled by them FOR each of the Proposals in this Proxy Statement. These shares represented 38.5% of the outstanding Common Stock of the Company as of April 20th, 2001.

                     Remuneration and Executive Compensation

     The following table shows, for the three-year period ended December 31, 2000, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for such year, to the Company's Chief Executive Officer and the Company's other most highly compensated executive officers. Except as set forth on the following table, no executive officer of the Company had a total annual salary and bonus for 2000 that exceeded $100,000.

                           Summary Compensation Table


                                                                       Securities
                                                                       Underlying
Name and                                                               Options       All Other
Principal Position           Year   Salary        Bonus     Other      Granted       Compensation
------------------           ----   ------        -----     -----      -------       ------------
Ray Krauss                   2000    $98,100       $         $0           0              $0
CEO, President, Director     1999   $102,900       $         $0           0              $0
                             1998   $122,300       $         $0           0              $0


Harmel S. Rayat              2000         $0       $0        $0           0              $0
Chairman, Director           1999         $0       $0        $0           0              $0
                             1998    $25,000       $0        $0           0              $0


Harvinder Dhaliwal           2000         $0       $0        $0           0              $0
Secretary, Treasurer,        1999         $0       $0        $0           0              $0
Director                     1998         $0       $0        $0           0              $0


Stock Option Grants in 2000

     Shown below is further information regarding employee stock options awarded during 2000 to the named officers and directors:

                        Number of     % of Total
                        Securities    Options
                        Underlying    Granted to       Exercise       Expiration
Name                    Options       Employees        Price          Date
----                    -------       ---------        -----          ----
None



Aggregated Option Exercises During 2000 and Year-End Option Values

     The following table shows certain information about unexercised options at year-end with respect to the named officers and directors:

                    Common Shares
                    Underlying                              Value of Unexercised
                    Unexercised Options                     In-The-Money Options
                    On 12/31/00                             On 12/31/00

Name                Exercisable         Unexercisable       Exercisable         Unexercisable
----                -----------         -------------       -----------         -------------
Ray Krauss          90,000              0                   $ 0                 $ 0


     There were no options exercised by any of the officers listed above in 2000.

     The value of the options is calculated using the fair market value of the Company's Common STock on December 31, 2000 ($0.06 per share) minus the exercise price per share, of the in-the-money options, multiplied by the number of shares subject to each option.

Related Transactions

     During the year, the Company paid $2000 for one month of rent for approximately 1500 square feet of office space located at Suite 216, 1628 West 1st Avenue, Vancouver, BC, V6J 1G1. The office is owned by Tajinder Chohan and Kundan S. Rayat, the wife and father, respectively, of Harmel S. Rayat, a Director and majority shareholder of the Company.

Employment Contracts

     The Company does not have any employment contracts with any of its officers or employees.

                             COPIES OF FORM 10-KSB

     The Company hereby undertakes to provide without charge to each person, including beneficial owner, to whom a copy of this Proxy Statement has been delivered, on the written request of any such person, a copy of the Company's most recent Form 10-KSB. Written requests for such copies should be directed to Harvinder Dhaliwal, the Secretary of the Company, at Suite 216, 1628 West 1st Ave., Vancouver, BC, V6J 1G1.